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                                   EXHIBIT A


                               POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS, that I, GEORGE SOROS, hereby make, constitute and appoint SEAN C. WARREN as my agent and attorney in fact for the purpose of executing in my name, in my personal capacity or in my capacity as sole proprietor of Soros Fund Management: (1) all documents relating to the beneficial ownership of securities required to be filed with the Securities and Exchange Commission (the "SEC") pursuant to Section 13(d) or Section 16(a) of the Securities Exchange Act of 1934 (the "Act") including without limitation:
(a) any acquisition statements on Schedule 13D, and any amendments thereto, (b) any joint filing agreements pursuant to Rule 13d-1(f) and (c) any initial statements of, or statements of changes in, beneficial ownership of securities on Form 3 or Form 4 and (2) any information statements on Form 13F required to be filed with the SEC pursuant to Section 13(f) of the Act.

This power of attorney shall be valid from the date hereof until revoked by me.

IN WITNESS WHEREOF, I have executed this instrument this 11th day of December, 1991.


                                    /s/ George Soros
                                    ------------------------------
                                    GEORGE SOROS